UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2019

GENPACT LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor

31 Victoria Street

Hamilton, Bermuda, HM 10

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 294-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 14, 2019, Genpact Limited (“Genpact”) announced the pricing by its wholly owned subsidiary, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”), of its underwritten public offering (the “Notes Offering”) of $400 million aggregate principal amount of 3.375% senior unsecured notes due 2024 (the “Notes”). The Notes will be senior unsecured obligations of Genpact Luxembourg and will be guaranteed on a senior unsecured basis by Genpact. Genpact intends to use the net proceeds from the offering to repay outstanding loans under its revolving credit facility.

The Notes will be offered and sold pursuant to an effective shelf registration statement filed by Genpact and Genpact Luxembourg with the Securities and Exchange Commission (the “Commission”) on Form S-3 (File No. 333-230982). A preliminary prospectus supplement relating to the Notes Offering was filed with the SEC on November 14, 2019. Genpact expects the Notes Offering to close on November 18, 2019 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

In connection with the issuance of the Notes, Genpact and Genpact Luxembourg entered into an Underwriting Agreement dated November 14, 2019, among Genpact Luxembourg, as issuer, Genpact, as guarantor, and the representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), pursuant to which Genpact Luxembourg agreed to issue and sell the Notes to the Underwriters.

The Notes will be issued pursuant to an indenture dated as of March 27, 2017 (the “Base Indenture”), by and among Genpact Luxembourg, Genpact and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture related to the Notes to be dated as of the Closing Date.

The Company will pay interest on the Notes on each June 1 and December 1, beginning on June 1, 2020. The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes.

The Notes will be subject to certain customary covenants, including limitations on the ability of Genpact and Genpact Luxembourg, with significant exceptions, (i) to incur debt secured by liens; (ii) to engage in certain sale and leaseback transactions; and (iii) to consolidate, merge, convey or transfer its assets substantially as an entirety. In addition, pursuant to a customary change of control covenant, upon a change of control repurchase event, Genpact Luxembourg will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest, if any, to, but not including, the date of repurchase.

A copy of the press release announcing the pricing of the Notes Offering is attached hereto as Exhibit 99.1. This notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of Genpact or of Genpact Luxembourg.

Forward-looking statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Genpact and its consolidated subsidiaries and Genpact Luxembourg could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the Notes Offering, statements of the plans, strategies and objectives of Genpact and Genpact Luxembourg for future operations; any statements regarding the intended guarantee of the Notes; any statements regarding the intended repayment of certain of Genpact’s outstanding loans; any other statements of expectation or belief and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of Genpact and Genpact Luxembourg to differ include, without limitation, that the Notes Offering is subject to market conditions and a number of other conditions and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Notes Offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; and other risks that are described in Genpact’s SEC reports, including but not limited to the risks described in Genpact’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018. Each of Genpact and Genpact Luxembourg assume no obligation to and do not intend to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Genpact Limited’s press release dated November 14, 2019, entitled “Genpact Limited Announces Pricing of 3.375% Senior Notes due 2024 by Genpact Luxembourg S.à r.l.”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED,

By:	/s/ Heather D. White
Name:	Heather D. White
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 14, 2019

3